Exhibit 4.5

                                                 OPTION AGREEMENT

         AGREEMENT made and entered into this 22nd day of August, 2000, by and between DSI Datotech Systems, Inc., a Vancouver corporation, having its principal offices at 525 Seymour Street, Suite 712, Vancouver BC, Canada V6B 3H7 ("Datotech") and Biometrics Security, Inc., a State of Nevada, USA corporation, having its principal offices at 675 Fairview Drive, Suite 246, Carson City, Nevada USA 89701 ("Biometrics Security").

                                               W I T N E S S E T H:
                                               -------------------

         WHEREAS Datotech represents that it is the developer and the owner of the right title and interest in and to the Technology and Existing Proprietary Property as hereinafter defined; and
         WHEREAS Biometrics Security desires Datotech to disclose the details of the Technology to Biometrics Security to permit Biometrics Security to evaluate the Technology and to determine whether Biometrics Security will exercise the Option granted to Biometrics Security hereunder and enter into an exclusive License Agreement (in the form attached hereto and made apart hereof as Exhibit
A) with Datotech for the Technology, all know-how related to the Technology and the Existing Proprietary Property;
         WHEREAS, Datotech wishes to grant Biometrics Security the sole and exclusive Option to acquire the exclusive licensing rights for the exploitation of the developed Technology for Licensed Items within the Territory through the License Agreement;
         NOW THEREFORE, in consideration of the provisions contained herein, and of the payment of the Option Price, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

                                                            ARTICLE 1
                                                           Definitions

         The following terms used in this Option Agreement shall have the meanings set forth below: (a) "Agreement" shall mean this Option Agreement, entered into on the date first above written.
         (b) "Existing Proprietary Property" shall mean all intellectual property rights in the Technology, including without limitation, (i) any and all patent applications filed worldwide based upon the Technology, including any and all continuations, divisions and continuations-in-part thereof, and all patents, inventor's certificates, utility models and the like issuing therefrom worldwide, including any and all re-examinations, reissues, renewals and extensions thereof, (ii) any copyrightable or copyrighted works based upon the Technology, including computer software and computer programs, (iii) any confidential or proprietary know-how and information regarding the Technology,
(iv) any trademarks and trade names
associated with the Technology, whether or not registered, and (v) all fixed representations, hardware, hard copies, computer-readable media and other tangible implementation of the Technology (collectively, the "Proprietary Property"), patent rights, copyrights, trademarks and trade secret rights. "Existing Proprietary Property" shall also include patent rights in the Technology that are pending as of the date hereof.
         (c) "License Agreement" shall mean the License Agreement attached hereto and made apart hereof as Exhibit A that may be executed by the parties hereto upon the exercise by Biometrics Security of the Option granted to Biometrics Security hereunder.
         (d) "Licensed Items" shall mean the interfaces and software for executing banking and financial transactions, in which the Technology may be utilized pursuant to the execution by the parties herein of the License Agreement.
         (e) "Option" shall mean the sole, transferable and exclusive Option of Biometrics Security to acquire, for the Option Price, the exclusive licensing rights for the exploitation of the Technology within the Territory through a license agreement.
         (f) "Option Period" shall mean the period commencing on the date hereof and ending three months from the date when a reasonably acceptable prototype is made available to Biometrics Security by Datotech.
         (g) "Option Price" shall mean the amount of $320,000 US Dollars fully creditable towards any amount, which may be owed to Datotech pursuant to the execution of the License Agreement.
         (h) "Prototype" shall mean a device using Datotech Technology that will demonstrate, beyond any reasonable doubt, multi-touch gesture recognition and individual gestures utilizing a PC system. Datotech commits to use its best efforts to make this prototype available, at a charge of $3,000,000 US Dollars to Biometrics Security, within 12 months of the delivery of $3,000,000 US Dollars to Datotech. This charge of $3,000,000 US Dollars is fully creditable towards any amount that may be owed to Datotech pursuant to the execution of the License Agreement.
         (i) "Technology" shall mean Datotech's proprietary gesture recognition technology ("GRT") system comprising multiple-touch sensors and related hardware, gesture recognition algorithms and software, and user interface designs for mapping gestures to control electronic devices, as well as alterations, improvements, modifications and derivatives to the Technology described herein, as well as all related software, documentation and other materials, embodying GRT theretofore or hereafter created or developed by Datotech.
         (j)      "Territory" shall mean all major markets worldwide.

     (k) "Third-Party Licenses" shall mean sub-licenses granted by Biometrics Security to third parties pursuant to the license and rights granted to Biometrics Security by Datotech in accordance with the License Agreement. "Third-Party Licensees" shall mean those parties to whom Third-Party Licenses are granted in accordance with the License Agreement.

                                                     ARTICLE 2
                                               Datotech Obligations

         2.1 Research and Development. Datotech shall conduct research and development of the Technology with the ultimate goal of developing the
Technology  and  Existing  Proprietary  Property  for  the  Licensed  Items  and
otherwise maximize the commercial value of the Technology and Existing Proprietary Property for the Licensed Items.

         2.2 Disclosure of Improvements. From time to time throughout the duration of this Option, Datotech shall disclose any and all improvements to the Technology for Licensed Items to Biometrics Security so as to keep Biometrics Security as current as is practicable regarding the Technology. Datotech shall also disclose any and all improvements to the Technology for Licensed Items to prospective Third-Party Licensees as well as participate in meetings and presentations with prospective Third-Party Licensees to demonstrate the feasibility of integrating the Technology into the Licensed Items. Datotech shall cooperate with Biometrics Security and prospective Third-Party Licensees by providing, at no cost, all required disclosures and assistance in order to demonstrate the feasibility of integrating the Technology into the Licensed Items, including but not limited to, hardware and software for demonstrations and simulations. Such disclosures shall be in a form and manner to be agreed upon by the parties on a case-by-case basis. Datotech and Biometrics Security shall each bear their own expenses resulting from such meetings, presentations or any disclosures required pursuant to this Section 2.2.

         2.3 Maintenance of Existing Proprietary Property. During the term of this Agreement Datotech shall utilize its best efforts to maintain all Existing Proprietary Property in valid force and effect.

                                                     ARTICLE 3
                                          Biometrics Security Obligations

     3.1 No Obligation to Exercise Option. Biometrics Security has a genuine interest in -------------------------------- commercializing the Technology but shall not be obligated to exercise the Option granted hereunder and may refuse to execute the License Agreement.

         3.2 Confidentiality. Biometrics Security shall have an affirmative duty of confidentiality regarding all confidential information provided to it by Datotech hereunder. Such obligation shall survive the termination of this Agreement and the License Agreement for a period of two (2) years. Moreover, Biometrics Security acknowledges and agrees that, because of the nature of the property rights involved under this Agreement and the License Agreement, any breach of Biometrics Security's obligations under this Section 3.2 shall cause immediate, irreparable injury to Datotech; therefore, Biometrics Security agrees and acknowledges that Datotech shall be entitled, in addition to its other rights and remedies at law and in equity, to seek temporary, preliminary and/or permanent injunctions in the event an unauthorized disclosure is made or appears to be imminent.

                                                     ARTICLE 4

                                                  Grant of option

         4.1 Biometrics Security Option. Datotech hereby grants Biometrics Security the sole, transferable and exclusive Option, for the Option Period to acquire the exclusive rights to exploit the Technology, the Existing Proprietary Property, and any proprietary property related to the Technology conceived pursuant to this Agreement within the Territory for Licensed Items through an exclusive license agreement in the form attached hereto as Exhibit A.

                                                     ARTICLE 5
                                             Consideration for Option

         5.1 Consideration. In consideration of the option granted to Biometrics Security hereunder, Biometrics Security shall pay Datotech the amount of $320,000 US Dollars, which shall be fully creditable towards any amounts due Datotech under the License Agreement. Said $320,000 US Dollars shall be due and payable within two months of the signing of this Option Agreement. Biometrics Security shall pay Datotech $3,000,000 US Dollars within eleven months of signature of the Option Agreement. Datotech will exclusively apply the $3,000,000 payment towards the development of the Prototype. "Prototype" shall mean a device using Datotech Technology that will demonstrate, beyond any reasonable doubt, multi- touch gesture recognition and individual gesture patterns utilizing a PC system. Datotech commits to use its best efforts to make this prototype available at this charge of $3,000,000 US Dollars to Biometrics Security, within 12 months of the delivery of this $3,000,000 US Dollars to Datotech. Upon the exercise by Biometrics Security of the Option granted hereunder and the signing of the License Agreement, Biometrics Security shall pay Datotech the amount of $8 Million US Dollars less the above amount of $3,320,000 US Dollars paid to Datotech within the terms of this Agreement. Biometrics Security must exercise its Option within three months of the time a reasonably acceptable prototype is made available to Biometrics Security by Datotech. In addition, Biometrics Security or its assignee grants to Datotech a perpetual non- dilutive twenty percent (20%) Common Share Interest in Biometrics Security or the assignee of the Option and License Agreements upon the signing of the Licensing Agreement.

                                                     ARTICLE 6

                                               Term and termination

     6.1 Term. The term of this Agreement shall be for the duration of the Option Period unless ---- otherwise terminated as provided herein.

         6.2 Termination. Any exercise of the right of termination hereunder shall not impose any liability upon the terminating party nor waive any other rights that the terminating party has or may have. This Agreement may be terminated, in whole or in part, at the option of the party having such right as below provided, by written notice upon the occurrence of any of the following events:
                  (a) by either party in the event the other party is adjudicated bankrupt, or if a receiver or trustee is appointed for such party or for a substantial portion of its assets, or if any assignment is made for the benefit of creditors;
                  (b) by Datotech in the event Biometrics Security elects not to pay $320,000 US Dollars to Datotech within two months of the signature of the Option Agreement.
                  (c) by Datotech in the event Biometrics Security elects not to pay $3,000,000 US Dollars to Datotech within eleven months of the signature of the Option Agreement.
                  (d) by Datotech in the event Biometrics Security elects not to exercise the Option granted hereunder and not to proceed with negotiations for the execution of the License Agreement.
                  (d) Biometrics Security elects not to pay the balance of the $8 million US Dollars under the terms of this Agreement within three months from the date when a reasonably acceptable prototype is made available to Biometrics Security by Datotech.

                                                     ARTICLE 7
                                                   Miscellaneous

     7.1  No  Third  Party   Beneficiaries.   There  shall  be  no  third  party
beneficiaries to this ---------------------------- Agreement.

         7.2 Assignability. This Agreement shall be assignable by either party in whole or in part upon the written and signed consent of the other party which shall not be unreasonably withheld.

     7.3 Binding Effect. Subject to the restrictions on assignability contained herein, this -------------- Agreement shall be binding upon and inure to the benefit of the parties and their respective authorized successors and assigns.

     7.4 Governing Law. This Agreement shall be governed by and construed in accordance with ------------- the laws of British Columbia, Canada.

         7.5 Notices. All notices, requests or consents provided for or permitted under this Agreement must be in writing and must be given either by mail addressed to the recipient, postage paid, registered or certified mail return receipt requested, or by delivering the writing to the recipient in person, by courier or by facsimile transmission. Such a writing so delivered shall be effective upon receipt.

     7.6 Headings. Headings are used in this Agreement for the purpose of organization only and -------- do not constitute terms of the Agreement. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular subdivision unless otherwise expressly indicated.
         7.7 Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law unless the provision held to be illegal, invalid or unenforceable is so fundamental to the sense of this Agreement that its illegality, invalidity or unenforceability would make the enforceability of the remainder unreasonable.
         7.8 Entire Agreement. This Agreement sets forth the entire, final and exclusive agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous writings and discussions between the parties pertaining hereto.

     7.9 No Oral Modifications. This Agreement may be amended or modified only by a written --------------------- instrument signed by proper and duly authorized representatives of both parties.

         7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         In witness whereof the parties hereto have entered into this Agreement on the date first above written.

DSI DATOTECH SYSTEMS INC.


By:
       -----------------------
Name: Edward C. Pardiak
Title: Chairman & CFO



BIOMETRICS SECURITY, INC.


By:
       -----------------------
Name: Stephen J. Henry
Title: President & CEO

Exhibit A to Option Agreement


                                            EXCLUSIVE LICENSE AGREEMENT

         AGREEMENT made this day of , 2001, by and between DSI Datotech Systems, Inc., a Vancouver corporation, having its principal offices at 525 Seymour Street, Suite 712, Vancouver BC, Canada V6B 3H7 (hereinafter referred to as the "Licensor" or "Datotech"), and Biometrics Security, Inc., a State of Nevada, USA corporation, having its principal offices at 675 Fairview Drive, Suite 246, Carson City, Nevada USA 89701 (hereinafter referred to as the "Licensee" or "Biometrics Security")

                                               W I T N E S S E T H :
                                               -------------------

     WHEREAS, Datotech is the owner of the Technology and Existing Proprietary Property as hereinafter defined;

         WHEREAS, pursuant to the Option Agreement dated as of the 22nd day of August, 2000, by and between Datotech and Biometrics Security (the "Option Agreement"), Biometrics Security was granted the option to enter into an exclusive license agreement to acquire the exclusive rights to exploit the Technology and the Existing Proprietary Property for Licensed Items within the Territory as hereinafter defined; and

         WHEREAS, as of the date hereof, Biometrics Security has exercised the option granted to Biometrics Security pursuant to the Option Agreement and has paid the Option Price (as defined in the Option Agreement) to Datotech;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration from each to the other, the receipt and sufficiency of which is hereby acknowledged by both parties, it is hereby agreed as follows:

     ARTICLE 1 Definitions 1.1 Definitions. The following terms used in this ----------- License Agreement (the "Agreement") shall have the meanings set forth below:

     (a) "Existing Proprietary Property" shall mean all intellectual property rights in the Technology, including without limitation, (i) any and all patent applications filed worldwide based upon the Technology, including any and all continuations, divisions and continuations-in-part thereof, and all patents, inventor's certificates, utility models and the like issuing therefrom worldwide, including any and all re-examinations, reissues, renewals and extensions thereof, (ii) any copyrightable or copyrighted works based upon the Technology,  including  computer software and computer  programs,
(iii) any confidential or proprietary know-how and information regarding the Technology, (iv) any trademarks and trade names associated with the Technology, whether or not registered, and (v) all fixed representations, hard copies, hardware, computer-readable media and other tangible implementation of the Technology (collectively, the "Proprietary Property"), patent rights, copyrights, trademarks and trade secret rights. "Existing Proprietary Property" shall also include patent rights in the Technology that are pending as of the date hereof. (b) "License Agreement" shall mean this License Agreement by and between Datotech, as Licensor, and Biometrics Security, as Licensee. (c) "Licensed Items" shall mean the interface and software for banking and financial transactions, in which the technology might be utilized pursuant to the execution by the parties herein of this License Agreement.

     (d) "Option Agreement" has the meaning set forth in the second recital hereof.

     (e) "Purchase Price" shall mean $8 Million US Dollars payable by Biometrics Security to Datotech upon the signing of this Agreement, less the above amount of $3,320,000 US Dollars paid to Datotech within the terms of the Option Agreement. In addition, Biometrics Security or its assignee grants to Datotech a perpetual non-dilutive twenty percent (20%) Common Share Interest in Biometrics Security or the assignee of the Option and License Agreements upon the signing of the Licensing Agreement.

          (f) "Technology" shall mean Datotech's proprietary gesture recognition technology ("GRT") system comprising multiple-touch sensors and related hardware, gesture recognition algorithms and software, and user interface designs for mapping gestures to control electronic devices, as well as alterations, improvements, modifications and derivatives to the Technology described  herein  as well as all  related  software,  documentation  and  other materials,  embodying  GRT  heretofore  or  hereafter  created or  developed  by
Datotech.
         (g)      "Territory" shall mean all major markets worldwide.
         (h) "Third-Party Licenses" shall mean sub-licenses granted by Biometrics Security to third parties pursuant to the licenses and rights granted to Biometrics Security by Datotech in accordance with this Agreement. "Third-Party Licensees" shall mean those parties to whom Third-Party Licensees are granted pursuant hereto.

                                                     ARTICLE 2
                                                   License Grant

         2.1 License to Exercise Rights. In consideration of the payment to Datotech of the Purchase Price, Datotech hereby grants to Biometrics Security the perpetual, royalty-free, sole and exclusive divisible and assignable license to commercially exploit the Technology and the rights constituting the Existing Proprietary Property for the Licensed Items subject to all of the terms, conditions and restrictions contained in this Agreement. The rights granted hereunder include, without limitation, the marketing, use, sale and distribution of the Technology and the rights constituting the Existing Proprietary Property for Licensed Items.

         2.2 Authority to Sublicense. Subject to all of the terms, conditions and restrictions contained herein, Datotech hereby grants Biometrics Security the authority to sublicense the exercise of the rights specified in Section 2.1 above. Datotech will play an active role in all negotiations for sublicensing agreements.

         2.3 Reservations. Datotech retains all rights except those granted above in Sections 2.1 and 2.2. Without limiting the generality of the foregoing sentence, Datotech retains title to the Technology and the Existing Proprietary Property.

                                                     ARTICLE 3
                                                   Improvements

         3.1 Datotech Improvements. Biometrics Security acknowledges and agrees that Datotech shall retain exclusive ownership of any and all improvements to the Technology during the term of this Agreement as well as after this Agreement is terminated regardless of the cause or method of termination.

         3.2 Biometrics Security Improvements. Datotech acknowledges and agrees that Biometrics Security shall retain ownership of any and all improvements made by Biometrics Security. Datotech also acknowledges and agrees that Biometrics Security shall retain exclusive ownership of such improvements after the termination of this Agreement regardless of the cause or method of termination.

                                                     ARTICLE 4
                                    Biometrics Security Rights and Obligations

         4.1 Confidentiality of Disclosures to Third Parties. Biometrics Security may disclose any portion of the Technology, the Existing Proprietary Property, and the improvements to a third party only pursuant to a written agreement between Biometrics Security and any third-party, approved by Datotech, obligating such third party to secrecy regarding the disclosure. Biometrics Security acknowledges and agrees that, because of the nature of the property rights involved in this Agreement, any breach of Biometrics Security's obligations under this Section 4.1 shall cause immediate, irreparable injury to Datotech; therefore, Biometrics Security agrees and acknowledges that Datotech shall be entitled, in addition to its other rights and remedies at law and in equity, to seek temporary, preliminary and/or permanent injunctions in the event an unauthorized disclosure is made or appears to be imminent.

Biometrics Security's duty of confidentiality shall survive the termination of this Agreement regardless of the cause or method of termination.

         4.2 Disclosure of Improvements. From time to time, throughout the duration of this Agreement, Datotech shall be affirmatively obligated to disclose the nature of any and all improvements to the Technology for Licensed Items to Biometrics Security so as to keep Biometrics Security as current as is practicable regarding the Technology. Datotech shall also disclose any and all improvements to the Technology for Licensed Items to prospective Third-Party Licensees as well as participate in meetings and presentations with prospective Third-Party Licensees to assist in the integration of the Technology into the Licensed Items. Datotech shall cooperate with Biometrics Security and prospective Third-Party Licensees by providing, at no cost, all required disclosures and assistance in order to integrate the Technology into the Licensed Items, including but not limited to, hardware and software for demonstrations and simulations. The form of such disclosures shall be decided by mutual agreement between the parties on a case-by-case basis. Datotech and Biometrics Security shall each bear their own expenses resulting from such meetings, presentations or any disclosures required pursuant to this Section 4.2.The costs of any subsequent development by Datotech at Biometrics Security request of any hardware and software for a specific application shall be borne by Biometrics Security.

         4.3 Reporting. Biometrics Security shall provide to Datotech written reports on an annual basis, no later than March 1st of the subsequent year. Such reports shall detail Biometrics Security's exploitation, licensing and sublicensing activities and shall include a report of all related revenues received and expenses incurred for the same quarter. Such reports shall also (a) detail Biometrics Security's intellectual property protection activities and expenses under Section 6.1 hereof for the immediately preceding quarter; (b) include a status report on the condition of all worldwide intellectual property rights related to the Technology; and (c) include a report of all strategy and planning for intellectual property protection activities for the upcoming quarter.

                                                     ARTICLE 5
                                          Datotech Rights and Obligations

     5.1 Rights to Licensed Items Technology Datotech represents, warrants and covenants that Datotech is the owner of the Existing Proprietary Property and has the exclusive right and license for the use of the Technology together with the right to sub-license to others, manufacture, distribute and sell the Technology in connection with the Licensed Items. Datotech shall provide all disclosures and assistance to Biometrics Security and Third-Party Licensees, at no cost, in order to integrate the Technology into the licensed Items.

                                                     ARTICLE 6
                                    Protection of Intellectual Property Rights

         6.1 Authorization to Biometrics Security to File for Intellectual Property Protection In the Territory. Subject to the provisions of Section 2.3,
Article 4, Section 6.4, Section 7.1 hereof and all of the other terms and conditions contained herein, Biometrics Security shall have the authority but not the obligation, with the consent of Datotech, to take actions in the Territory on behalf of Datotech such as filing patent applications and seeking registrations of copyrights for the purpose of securing and protecting intellectual property rights for Datotech in the Technology and the improvements thereto. The authority granted in this Section 6.1 may not be assigned, delegated or sublicensed. Biometrics Security shall bear the expense of all of its activities under this Section 6.1 including the payment of attorney fees, patent issuance and maintenance fees, copyright and trademark registration fees and other similar fees and expenses where applicable.

         6.2 Actions Not Taken by Biometrics Security. In the event Datotech, in its sole discretion, deems it necessary or beneficial to take a specific action that Biometrics Security has not taken somewhere in the Territory to protect or maintain any or all of the intellectual property rights discussed in Section 6.1 hereof, it may notify Biometrics Security of its intention in writing. Upon receipt of such notice, Biometrics Security shall respond to Datotech within fifteen (15) calendar days indicating whether Biometrics Security chooses to take the action requested. If Biometrics Security fails to respond within such time period, or if Biometrics Security responds indicating that it chooses not to undertake the requested action, then in that event Datotech may take the action independently, bearing the cost of the action. In such case, the intellectual property right or rights resulting from or saved by Datotech's action, if any, shall automatically cease to be within the scope of the license rights granted to Biometrics Security in Sections 2.1 and 2.2 hereof.

         6.3 Assistance and Cooperation in Protecting Intellectual Property. Both parties, including their employees and affiliates, shall be obligated to assist and cooperate with each other in securing the legal protection of any and all intellectual property rights under Sections 6.1 and 6.2 above.

         6.4 Acts or Omissions Harmful to Intellectual Property. Biometrics Security shall take no action, nor shall it omit to take any action, if the effect of such act or omission would be to harm any or all of Datotech's then-existing intellectual property rights.

                                                     ARTICLE 7
                                                    Disclaimers

         7.1 No Representations Regarding Technology or Intellectual Property. Datotech makes no representations about and disclaims all warranties, express or implied, about the Technology, the Existing Proprietary Property, and any improvements thereto. Without limiting the generality of the foregoing, Datotech disclaims any express or implied warranties regarding the following:

     (a) the fitness, usefulness, efficiency or profitability of the Technology, the Existing Proprietary Property, the improvements thereto or any of the rights granted herein;

     (b) the validity or scope of any intellectual property rights; and

     (c) that anything made, used or sold based on or deriving from the Technology or any of the rights licensed herein will be free from infringement of third party rights.


     ARTICLE 8 Term; Termination for Cause and Survival of Certain Provisions

         8.1 Term. The term of this Agreement shall commence on the date hereof and shall continue indefinitely unless terminated pursuant to the provisions of this Agreement.

         8.2 Termination for Cause. Upon a breach by Biometrics Security of any of its obligations hereunder, Datotech may terminate this Agreement upon sixty
(60) calendar days advance written notice to Biometrics Security describing the grounds for termination; however, such termination shall not occur if Biometrics Security conclusively demonstrates to Datotech's satisfaction before the end of such sixty (60) calendar days that the breach has been cured.

     8.3 Survival. The rights and obligations contained in the following Sections shall survive -------- termination of this Agreement regardless of the method or timing of its termination: 2.3, 3.1, 3.2, 4.1, 6.3, and 7.1.

         8.4 Return of Existing Proprietary Property. If this Agreement shall be terminated, Biometrics Security shall return to Datotech all technical data, know-how, confidential information and trade secrets so far as any of them consists of written materials, prints and other tangible items which either bear a stamp "confidential" or "confidential information" thereon or are designated in any other way by Datotech,

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



whether orally or in writing, as confidential information. For purposes of this Agreement, all Technology as utilized in the Licensed Items shall be classified as confidential information.


                                                     ARTICLE 9
                                                   Miscellaneous

         9.1 Assignability. This Agreement shall not be assignable by either party in whole or in part except upon the written and signed consent of the other party, which shall not be unreasonably withheld.

     8.2  Binding  Effect.   Subject  to  the  restrictions  on   --------------
assignability contained herein, this Agreement is binding on and inure to the benefit of the parties and their respective authorized successors and assigns.

     9.3 Further Assurances. Biometrics Security agrees to execute and deliver any additional ------------------ documents and instruments and perform any additional acts that may be necessary or appropriate to comply with its obligations hereunder.

         9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada as to all matters of interpretation, performance, remedies and enforceability. The parties hereto hereby irrevocably submit to the jurisdiction of the Supreme Court of British Columbia, Canada, over any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect to any action or proceeding may be heard and determined in such Supreme Court. The parties hereto irrevocably consent to the service of any and all process in any such action or processing by the certified mailing with return receipt of copies of such process to their address specified in this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or any other manner provided by law. The parties hereto waive any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non convenience.

         9.5 Notice. All notices, requests or consents provided for or permitted under this Agreement must be in writing and must be given either by sending the writing in the mail addressed to the recipient, postage paid, registered or certified mail, return receipt requested, which shall be effective upon receipt, or by delivering the writing to the recipient in person, by courier or by facsimile transmission to the address specified below:

If to the Licensor:

                           DSI Datotech Systems, Inc.
                           525 Seymour Street
                           Suite 712
                           Vancouver, BC
                           Canada V6B 3H7

                           Attention: Elli Segev
                                        President & CEO

If to the Licensee:
                           Biometrics Security, Inc.
                           675 Fairview Drive
                           Suite 246
                           Carson City, Nevada
                           USA 89701

                           Attention: Stephen J. Henry
                                    President & CEO

With a copy to Legal Firm:
                           Law Offices
                           3838 Camino del Rio North
                           Suite 333
                           San Diego, California
                           USA 92108 1789

                           Attention: Carmine Bua


         9.6 Headings and Certain Words. Headings are used in this Agreement for the purpose of organization only and do not constitute terms of the Agreement. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular subdivision unless otherwise expressly indicated.

         9.7 Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law unless the provision held to be illegal, invalid or unenforceable is so fundamental to the sense of this Agreement that its illegality, invalidity or unenforceability would make the enforceability of the remainder unreasonable.

         9.8 Entire Agreement. This Agreement sets forth the entire, final and exclusive agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous writings and discussions between the parties pertaining hereto.

     9.9 No Oral Modification. This Agreement may be amended or modified only by a written -------------------- instrument signed by proper and duly authorized representatives of both parties.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         In witness whereof, the parties have caused this Agreement to be duly executed on the date first set forth above.

Biometrics Security, Inc.


By:___________________________________
Name:
Title:






DSI Datotech Systems Inc.



By:___________________________________
Name:
Title:





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